UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2007

APPLE REIT SEVEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-125546	20-2879175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Seven, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 2.01 and Item 9.01 of Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 7 and 9, 2007, we caused our wholly-owned subsidiary, Apple Seven Hospitality Ownership, Inc., to close on the purchase of three hotels.

The table below describes the three hotels:

Hotel Location	Franchise (a)	Effective Date of Purchase	Seller	Number of Rooms	Purchase Price
Cranford, New Jersey	Homewood Suites	March 7, 2007	Coachman Hotel, LLC	108	$13,500,000
Mahwah, New Jersey	Homewood Suites	March 7, 2007	Mahwah Hotel, LLC	110	19,500,000
Highlands Ranch, Colorado	Hilton Garden Inn	March 9, 2007	RT-HR Hotel Partners, LLC	128	20,500,000

TOTAL				346	$53,500,000

Note:

(a) All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

Additional information regarding the purchased hotels and purchase contracts is set forth in our Form 8-K dated October 17, 2006 and filed with the Securities and Exchange Committee on October 20, 2006, which is incorporated herein by reference.

Item	9.01. Financial Statements and Exhibits

(a) Financial statements of business acquired

The hotels described in this report are part of a group of hotels subject to sale contracts with selling entities that are related to each other through common ownership. We have previously purchased other hotels within this group of hotels. Closings on other hotels within this group have not occurred and there is no assurance of any such closings at this time.

We have previously included financial statements regarding the entire group of hotels in a Form 8-K/A (amendment no. 1 to current report) filed with the Securities and Exchange Commission on February 14, 2007, which is incorporated herein by reference.

(b) Pro forma financial information

See (a) immediately above. We have previously included pro forma financial information regarding the entire group of hotels in a Form 8-K/A (amendment no. 1 to current report) filed with the Securities and Exchange Commission on February 14, 2007, which is incorporated herein by reference.

(c) Shell company transactions.

Not Applicable.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Seven, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

March 13, 2007